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                                                                    EXHIBIT 23.4


                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


Securities and Exchange Commission
Washington, D.C.
United States of America
20549

CONSENT OF PRICEWATERHOUSECOOPERS, LLP
INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of JDS Uniphase Corporation for the registration of 10,000,000 shares of its common stock and to the incorporation by reference therein of our report dated July 3, 1998, with respect to the financial statements of JDS FITEL Inc. incorporated by reference to JDS Uniphase Corporation's definitive proxy statement on Form 14-A filed on June 2, 1999.


/s/ PricewaterhouseCoopers, LLP
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Ottawa, Ontario
July 26, 1999